Exhibit 4.1

NUMBER

IB8657

IBERIABANK Corporation™

SHARES

Lafayette, Louisiana

INCORPORATED UNDER THE LAWS OF LOUISIANA

CUSIP 450828 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF IBERIABANK CORPORATION

The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. The shares represented by this Certificate are not deposits or accounts and are not federally insured or guaranteed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

DATED:

GENERAL COUNSEL AND EXECUTIVE VICE PRESIDENT

IBERIABANK CORPORATION CORPORATE SEAL 1995 LOUISIANA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon request and without charge, a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights, preferences and limitations between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the rights, preferences and limitations of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants		under Uniform Gifts to Minors
		in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the corporation with full power of substitution.
Dated

NOTE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.